                                                               EXHIBIT (a)(1)(B)

                              LETTER OF TRANSMITTAL
                 TO TENDER UNITS OF LIMITED PARTNERSHIP INTEREST
                                       OF
                   CONSOLIDATED RESOURCES HEALTH CARE FUND II
                                       AT
                                  $456 PER UNIT
              PURSUANT TO THE OFFER TO PURCHASE DATED MAY 26, 2005
                                       BY
                              CARE ASSOCIATES, LLC

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  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME,
           ON JUNE 23, 2005 (THE "EXPIRATION DATE") UNLESS EXTENDED.
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                     The depositary for the tender offer is:

                             THE COLBENT CORPORATION
                                 P.O. Box 859208
                            Braintree, MA 02185-9208
                        Telephone: (781)843-1833 ext. 100

                             For Overnight Delivery:
                             The Colbent Corporation
                               161 Bay State Drive
                               Braintree, MA 02184

      (PLEASE INDICATE CHANGES OR CORRECTIONS TO THE ADDRESS PRINTED ABOVE)

To participate in the Offer, a duly executed copy of this Letter of Transmittal and any other documents required by this Letter of Transmittal must be received by the Depositary on or prior to the Expiration Date.

Delivery of this Letter of Transmittal or any other required documents to an address other than as set forth above does not constitute valid delivery. The method of delivery of all documents is at the election and risk of the tendering Unit holder. Please use the pre-addressed envelope provided.

This Letter of Transmittal is to be completed by holders of Units of limited partnership interest in CONSOLIDATED RESOURCES HEALTH CARE FUND II (the "Partnership"), pursuant to the procedures set forth in the Offer to Purchase (as defined below). Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Offer to Purchase.

               PLEASE CAREFULLY READ THE ACCOMPANYING INSTRUCTIONS

To whom it may concern:

      The undersigned hereby tenders to Care Associates, LLC, a Tennessee limited liability company (the "Purchaser") all of the units of limited partnership interest ("Units") in the Partnership held by the undersigned as set forth above (or, if less than all such Units, the number set forth below in the signature box), at a purchase price equal to $456 per Unit, less the amount of any distributions made or declared with respect to the Units between March 31, 2005 and the Expiration Date, and upon the other terms and subject to the conditions set forth in the Offer to Purchase, dated May 26, 2005 (the "Offer to Purchase") and in this Letter of Transmittal, as each may be supplemented or amended from time to time (which together constitute the "Offer"). To our knowledge, no distributions have occurred since March 31, 2005. Receipt of the Offer to Purchase is hereby acknowledged. Subject to and effective upon acceptance for payment of any of the Units tendered hereby, the undersigned hereby sells, assigns, and transfers to, or upon the order of, Purchaser all right, title, and interest in and to such Units which are purchased pursuant to the Offer. The undersigned hereby irrevocably constitutes and appoints the Purchaser as the true and lawful agent and attorney-in-fact and proxy of the undersigned with respect to such Units, with full power of substitution (such power of attorney and proxy being deemed to be an irrevocable power and proxy coupled with an interest), to deliver such Units and transfer ownership of such Units, on the books of the Partnership, together with all accompanying evidences of transfer and authenticity, to or upon the order of the Purchaser and, upon payment of the purchase price in respect of such Units by the Purchaser, to exercise all voting rights and to receive all benefits and otherwise exercise all rights of beneficial ownership of such Units all in accordance with the terms of the Offer. Subject to and effective upon the purchase of any Units tendered hereby, the undersigned hereby requests that the Purchaser be admitted to the Partnership as a "substitute Limited Partner" under the terms of the Partnership Agreement of the Partnership. Upon the purchase of Units pursuant to the Offer, all prior proxies and consents given by the undersigned with respect to such Units will be revoked and no subsequent proxies or consents may be given (and if given will not be deemed effective). In addition, by executing this Letter of Transmittal, the undersigned assigns to the Purchaser all of the undersigned's rights to receive distributions from the Partnership with respect to Units which are purchased pursuant to the Offer, other than distributions declared or paid through March 31, 2005, and to change the address of record for such distributions on the books of the Partnership. Upon request, the Seller will execute and deliver, and irrevocably directs any custodian to execute and deliver, any additional documents deemed by the Purchaser to be necessary or desirable to complete the assignment, transfer, and purchase of such Units.

      The undersigned hereby represents and warrants that the undersigned owns the Units tendered hereby within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and has full power and authority to validly tender, sell, assign, and transfer the Units tendered hereby, and that when any such Units are purchased by the Purchaser, the Purchaser will acquire good, marketable, and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements, or other obligations relating to the sale or transfer thereof, and such Units will not be subject to any adverse claim. Upon request, the undersigned will execute and deliver any additional documents deemed by the Purchaser to be necessary or desirable to complete the assignment, transfer, and purchase of Units tendered hereby.

      The undersigned understands that a tender of Units to the Purchaser will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer. The undersigned recognizes the right of the Purchaser to effect a change of distribution address to Care Associates, LLC, 3570 Keith Street, N.W., Cleveland, Tennessee 37312. The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Purchaser may not be required to accept for payment any of the Units tendered hereby. In such event, the undersigned understands that any Letter of Transmittal for Units not accepted for payment will be destroyed by the Purchaser. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

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================================================================================
                                  SIGNATURE BOX
                               (SEE INSTRUCTION 1)
================================================================================

Please sign exactly as your name is printed (or corrected) above.

________________________________________________________________________________
(Signature of Owner)                                Date

For joint owners, each joint owner must sign. (See Instruction 1) The signatory hereto hereby certifies under penalties of perjury the statements in Box B, Box C and if applicable, Box D.

________________________________________________________________________________
(Signature of Owner)                                Date

If the undersigned is tendering less than all Units held, the number of Units tendered is set forth below. Otherwise, all Units held by the undersigned are tendered hereby.

Taxpayer I.D. or Social Security Number______   Number of Units Tendered________

Telephone Number (day)_______________ (evening)______________

          PLEASE SIGN AND COMPLETE BOXES A, B, C AND D ON THE FOLLOWING
                               PAGES AS NECESSARY.

================================================================================
                                      BOX A
                               (SEE INSTRUCTION 1)
================================================================================

Medallion Signature Guarantee (Required for all Sellers) (See Instruction 1)

Name and Address of Eligible Institution: ______________________________________

Authorized Signature ________________________ Title ____________________________

Name ________________________________________ Date _______________________, 2005

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================================================================================
                                      BOX B
                               SUBSTITUTE FORM W-9
                           (SEE INSTRUCTION 3 - BOX B)
================================================================================

The person signing this Letter of Transmittal hereby certifies the following to the Purchasers under penalties of perjury:

(i) The Taxpayer Identification or Social Security Number set forth in the signature box on page 3 of this Letter of Transmittal is the correct Taxpayer Identification Number of the Unit holder, or if this box [ ] is checked, the Unit holder has applied for a Taxpayer Identification Number ("TIN"). If the Unit holder has applied for a TIN, a TIN has not been issued to the Unit holder, and either: (a) the Unit holder has mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office, or (b) the Unit holder intends to mail or deliver an application in the near future (it being understood that if the Unit holder does not provide a TIN to the Purchasers within sixty (60) days, 28% of all reportable payments made to the Unit holder thereafter will be withheld until a TIN is provided to the Purchasers); and

(ii) Unless this box [ ] is checked, the Unit holder is not subject to backup withholding either because the Unit holder: (a) is exempt from backup withholding, (b) has not been notified by the IRS that the Unit holder is subject to backup withholding as result of a failure to report all interest or dividends, or (c) has been notified by the IRS that such Unit holder is no longer subject to backup withholding.

Note: Place an "X" in the box in (ii) if you are unable to certify that the Unit holder is not subject to backup withholding.

================================================================================
                                      BOX C
                                FIRPTA AFFIDAVIT
                           (SEE INSTRUCTION 3 - BOX C)
================================================================================

Under Section 1445(e)(5) of the Internal Revenue Code and Treas. Reg. 1.1445-11T(d), a transferee must withhold tax equal to 10% of the amount realized with respect to certain transfers of an interest in a partnership if 50% or more of the value of its gross assets consists of U.S. real property interests and 90% or more of the value of its gross assets consists of U.S. real property interests plus cash equivalents, and the holder of the partnership interest is a foreign person. To inform the Purchasers that no withholding is required with respect to the Unit holder's interest in the Partnership, the person signing this Letter of Transmittal hereby certifies the following under penalties of perjury:

(i) Unless this box [ ] is checked, the Unit holder, if an individual, is a U.S. citizen or a resident alien for purposes of U.S. income taxation, and if other than an individual, is not a foreign corporation, foreign partnership, foreign estate, or foreign trust (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); (ii) the Unit holder's U.S. social security number (for individuals) or employer identification number (for non-individuals) is correctly printed in the signature box on the front of this Letter of Transmittal; and (iii) the Unit holder's home address (for individuals), or office address (for non-individuals), is correctly printed (or corrected) on the front of this Letter of Transmittal. If a corporation, the jurisdiction of incorporation is __________.

The person signing this Letter of Transmittal understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both.

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================================================================================
                                      BOX D
                               SUBSTITUTE FORM W-8
                           (SEE INSTRUCTION 4 - BOX D)
================================================================================

By checking this box [ ], the person signing this Letter of Transmittal hereby certifies under penalties of perjury that the Unit holder is an "exempt foreign person" for purposes of the backup withholding rules under the U.S. federal income tax laws, because the Unit holder:

(i) Is a nonresident alien individual or a foreign corporation, partnership, estate, or trust;

(ii) If an individual, has not been and plans not to be present in the U.S. for a total of 183 days or more during the calendar year; and

(iii) Neither engages, nor plans to engage, in a U.S. trade or business that has effectively connected gains from transactions with a broker or barter exchange.

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

                                  INSTRUCTIONS

              Forming Part of the Terms and Conditions of the Offer

      1. Tender, Signature Requirements; Delivery. After carefully reading and completing this Letter of Transmittal, in order to tender Units a Unit holder must sign at the "X" on the bottom of the first page of this Letter of Transmittal and insert the Unit holder's correct Taxpayer Identification Number or Social Security Number ("TIN") in the space provided below the signature. The signature must correspond exactly with the name printed (or corrected) on the front of this Letter of Transmittal without any change whatsoever. Signatures on this Letter of Transmittal must be Medallion guaranteed by a financial institution that is a participant in an acceptable medallion guarantee program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution", as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, by completing the signature guarantee set forth in BOX A of this Letter of Transmittal. If any tendered Units are registered in the names of two or more joint holders, all such holders must sign this Letter of Transmittal. If this Letter of Transmittal is signed by trustees, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Purchasers of their authority to so act. For Units to be validly tendered, a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees in BOX A, and any other documents required by this Letter of Transmittal, must be received by the Depositary prior to or on the Expiration Date at its address or facsimile number set forth on the front of this Letter of Transmittal. No alternative, conditional or contingent tenders will be accepted. All tendering Unit holders by execution of this Letter of Transmittal waive any right to receive any notice of the acceptance of their tender.

      2. Transfer Taxes. The Purchasers will pay or cause to be paid all transfer taxes, if any, payable in respect of Units accepted for payment pursuant to the Offer.

      3. U.S. Persons. A Unit holder who or which is a United States citizen or resident alien individual, a domestic corporation, a domestic partnership, a domestic trust, or a domestic estate (collectively "United States persons") as those terms are defined in the Internal Revenue Code and Income Tax Regulations, should complete the following:

      Box B - Substitute Form W-9. In order to avoid 28% federal income tax backup withholding, the Unit holder must provide to the Purchasers the Unit holder's correct Taxpayer Identification Number or Social Security Number ("TIN") in the space provided below the signature line and certify, under penalties of perjury, that such Unit holder is not subject to such backup withholding. The TIN that must be provided is that of the registered Unit holder indicated on the front of this Letter of Transmittal. If a correct TIN is not provided, penalties may be imposed by the Internal Revenue Service ("IRS"), in addition to the Unit holder being subject to backup withholding. Certain Unit holders (including, among others, all corporations) are not subject to backup withholding. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

      Box C - FIRPTA Affidavit. To avoid potential withholding of tax pursuant to Section 1445 of the Internal Revenue Code, each Unit holder who or which is a United States Person (as defined Instruction 3 above) must certify, under penalties of perjury, the Unit holder's TIN and address, and that the Unit holder is not a foreign person. Tax withheld under
      Section 1445 of the Internal Revenue Code is not an additional tax. If withholding results in an overpayment of tax, a refund may be obtained from the IRS.

      4. Foreign Persons. In order for a Unit holder who is a foreign person (i.e., not a United States Person as defined in 3 above) to qualify as exempt from 28% backup withholding, such foreign Unit holder must certify, under penalties of perjury, the statement in BOX D of this Letter of Transmittal attesting to that foreign person's status by checking the box preceding such statement. However, such person will be subject to withholding of tax under
Section 1445 of the Code.

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

      5. Additional Copies of Offer to Purchase and Letter of Transmittal. Requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from D.F. King & Co., Inc., the information agent for the tender offer, by calling (800) 431-9645 or (212) 269-5550.

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